PBF Energy Reports Fourth Quarter and Full Year 2024 Results, Declares Dividend of $0.275 per Share

•Fourth quarter loss from operations of $383.2 million (excluding special items, fourth quarter loss from operations of $427.9 million)
•Full year loss from operations of $699.0 million (excluding special items, full year loss from operations of $588.0 million)
•Declares quarterly dividend of $0.275 per share
•Returned more than $60 million to stockholders through dividends and share buybacks in the fourth quarter and approximately $450 million in the year
PARSIPPANY, NJ - February 13, 2025 - PBF Energy Inc. (NYSE:PBF) today reported fourth quarter 2024 loss from operations of $383.2 million as compared to loss from operations of $47.2 million for the fourth quarter of 2023. Excluding special items, fourth quarter 2024 loss from operations was $427.9 million as compared to loss from operations of $46.1 million for the fourth quarter of 2023.
The Company reported fourth quarter 2024 net loss of $292.6 million and net loss attributable to PBF Energy Inc. of $289.3 million or $(2.54) per share. This compares to net loss of $48.4 million, and net loss attributable to PBF Energy Inc. of $48.4 million or $(0.40) per share for the fourth quarter of 2023. Special items in the fourth quarter 2024 results, which decreased our loss by a net, after-tax benefit of $33.0 million, or $0.28 per share, primarily consisted of a lower-of-cost-or-market ("LCM") inventory adjustment and our share of the St. Bernard Renewables LLC ("SBR") LCM inventory adjustment, partially offset by a LIFO decrement. Adjusted fully-converted net loss for the fourth quarter 2024, excluding special items, was $324.5 million, or $(2.82) per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net loss of $49.4 million or $(0.41) per share, for the fourth quarter 2023.
PBF's President and Chief Executive Officer Matthew Lucey said, “Throughout 2024, we invested significantly in our refineries and our dedicated employees ensured our assets remained available to supply the markets with our essential products. We entered the year in strong financial condition, and the strength of our balance sheet provided the support to navigate challenging market conditions.”
Mr. Lucey stated, “On February 1, 2025, there was a fire at the Martinez refinery as workers were preparing for planned maintenance. We are grateful to the first responders, internal and external, that successfully brought the event under control. We are committed to safe, responsible and reliable operations and earning the trust of the communities in which we operate.” Mr. Lucey continued, “By concentrating on safety, reliability and equipment availability, we will put our refineries in position to more effectively capture anticipated market opportunities.” Mr. Lucey concluded, “Global refining markets remain structurally tight, and capacity rationalization and demand growth are expected to exceed new refinery additions. In this environment, PBF's complex, predominantly coastal refining system, is well-positioned for the next cycle.”
Loss from operations was $699.0 million for the year ended December 31, 2024 as compared to income from operations of $2,951.5 million for the year ended December 31, 2023. Excluding special items, loss from operations was $588.0 million for the year ended December 31, 2024 as compared to income from operations of $2,017.6 million for the year ended December 31, 2023.

Adjusted fully-converted net loss for the year ended December 31, 2024, excluding special items, was $456.1 million, or $(3.89) per share on a fully-exchanged, fully-diluted basis, as compared to an adjusted fully-converted net income, excluding special items, of $1,477.3 million, or $11.32 per share, for the year ended December 31, 2023.
PBF Energy Inc. Declares Dividend

The Company announced today that it will pay a quarterly dividend of $0.275 per share of Class A Common Stock on March 14, 2025, to shareholders of record at the close of business on February 27, 2025.
Renewable Diesel

SBR averaged approximately 17,000 barrels per day of renewable diesel production in the fourth quarter. Renewable diesel production for the first quarter is expected to average approximately 10,000 to 12,000 barrels per day while the facility undergoes a catalyst change.
Strategic Update and Outlook

PBF ended 2024 on solid operational footing following the extensive maintenance and turnaround work completed at our refineries. However, on February 1, 2025, a fire occurred at our Martinez refinery during preliminary turnaround activities, which resulted in the temporary shutdown of refinery operations. We are assessing the extent of the property damage, recoveries from insurance coverage, and the overall operational and financial impact of the event. At this time, the cost of repairs, and the length of the shutdown arising from the incident cannot be reasonably estimated. As such, our forward-looking guidance excludes Martinez operations beyond January 31, 2025. Additionally, the scope and timing of our planned turnaround at Martinez may be impacted.

At year-end, we had approximately $536 million of cash and approximately $921 million of net debt. We paid approximately $119 million in dividends in 2024 and continued to execute on our share repurchase program, finishing the year with over $1 billion in total program-to-date share repurchases, including approximately $330 million repurchased in 2024. We believe these measures have generated significant value for our investors in the near-term and, more importantly, demonstrate our commitment to fiscal discipline and long-term value creation.

In 2025, PBF is committed to conducting extensive maintenance and multiple turnarounds across our refining system. In addition to the planned turnaround at our Martinez refinery that is delayed due to the fire, our current turnaround schedule for the first half of 2025 is as follows, subject to change:

•East Coast - Delaware City Hydrocracker
•Gulf Coast - FCC HDT, Catalyst Change

Timing and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. First quarter throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	First Quarter 2025
	Low	High
East Coast	250,000	270,000
Mid-continent	135,000	145,000
Gulf Coast	155,000	165,000
West Coast	200,000	210,000

Guidance constitutes forward-looking information and is based on current PBF Energy operating plans, Company assumptions and configuration. The throughput table above excludes Martinez operations beyond January 31, 2025, for the West Coast. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as Company strategic decision-making and overall Company performance.
Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.
Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.
Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, February 13, 2025, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (800) 579-2543 or (785) 424-1789. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.
Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, the Company’s expectations with respect to its plans, objectives, expectations, and intentions with respect to future earnings and operations, including those of our 50-50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.

Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations and other events that could negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.
About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8981

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues	$7,351.3	$9,138.7	$33,115.3	$38,324.8

Cost and expenses:
Cost of products and other	6,844.1	8,247.7	30,266.7	32,671.3
Operating expenses (excluding depreciation and amortization expense as reflected below)	655.8	671.2	2,606.2	2,694.9
Depreciation and amortization expense	159.9	135.8	614.6	560.0
Cost of sales	7,659.8	9,054.7	33,487.5	35,926.2
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	66.8	105.4	260.4	362.5
Depreciation and amortization expense	3.4	3.5	13.2	11.5
Change in fair value of contingent consideration, net	—	(78.2)	(3.3)	(45.8)
Equity loss in investee	4.8	59.9	47.4	45.3
Loss (gain) on formation of SBR equity method investment	—	40.6	8.7	(925.1)
(Gain) loss on sale of assets	(0.3)	—	0.4	(1.3)
Total cost and expenses	7,734.5	9,185.9	33,814.3	35,373.3
Income (loss) from operations	(383.2)	(47.2)	(699.0)	2,951.5
Other income (expense):
Interest expense (net of interest income of $7.7, $21.9, $51.2, and $75.0, respectively)	(22.8)	(8.6)	(72.0)	(63.8)
Change in Tax Receivable Agreement liability	—	2.0	—	2.0
Change in fair value of catalyst obligations	—	—	—	1.1
Loss on extinguishment of debt	—	—	—	(5.7)
Other non-service components of net periodic benefit cost	0.7	0.2	2.4	0.7
Income (loss) before income taxes	(405.3)	(53.6)	(768.6)	2,885.8
Income tax (benefit) expense	(112.7)	(5.2)	(228.4)	723.8
Net income (loss)	(292.6)	(48.4)	(540.2)	2,162.0
Less: net income (loss) attributable to noncontrolling interests	(3.3)	—	(6.4)	21.5
Net income (loss) attributable to PBF Energy Inc. stockholders	$(289.3)	$(48.4)	$(533.8)	$2,140.5

Net income (loss) available to Class A common stock per share:
Basic	$(2.54)	$(0.40)	$(4.59)	$17.13
Diluted	$(2.54)	$(0.40)	$(4.60)	$16.52
Weighted-average shares outstanding-basic	114,087,570	120,999,329	116,248,827	124,953,858
Weighted-average shares outstanding-diluted	114,950,350	121,866,353	117,111,607	130,509,448

Dividends per common share	$0.275	$0.25	$1.025	$0.85

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$(291.5)	$(48.7)	$(538.3)	$2,155.7
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$(2.54)	$(0.40)	$(4.60)	$16.52
Adjusted fully-converted shares outstanding - diluted (Note 6)	114,950,350	121,866,353	117,111,607	130,509,448

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Note 7)
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss) attributable to PBF Energy Inc. stockholders	$(289.3)	$(48.4)	$(533.8)	$2,140.5
Less: Income allocated to participating securities	0.1	—	0.1	—
Income (loss) available to PBF Energy Inc. stockholders - basic	(289.4)	(48.4)	(533.9)	2,140.5
Add: Net income (loss) attributable to noncontrolling interest (Note 2)	(3.0)	(0.5)	(6.0)	20.5
Less: Income tax benefit (expense) (Note 3)	0.9	0.2	1.6	(5.3)
Adjusted fully-converted net income (loss)	$(291.5)	$(48.7)	$(538.3)	$2,155.7
Special Items (Note 4):
Add: LCM inventory adjustment	(154.5)	—	—	—
Add: LCM inventory adjustment - SBR	(14.7)	38.7	(18.9)	38.7
Add: LIFO inventory decrement	124.5	—	124.5	—
Add: Change in fair value of contingent consideration, net	—	(78.2)	(3.3)	(45.8)
Add: Loss (gain) on formation of SBR equity method investment	—	40.6	8.7	(925.1)
Add: Loss on extinguishment of debt and termination of Inventory Intermediation Agreement	—	—	—	19.2
Add: Gain on land sales	—	—	—	(1.7)
Add: Change in Tax Receivable Agreement liability	—	(2.0)	—	(2.0)
Less: Recomputed income tax on special items (Note 3)	11.7	0.2	(28.8)	238.3
Adjusted fully-converted net income (loss) excluding special items	$(324.5)	$(49.4)	$(456.1)	$1,477.3

Weighted-average shares outstanding of PBF Energy Inc.	114,087,570	120,999,329	116,248,827	124,953,858
Conversion of PBF LLC Series A Units (Note 5)	862,780	867,024	862,780	899,519
Common stock equivalents (Note 6)	—	—	—	4,656,071
Fully-converted shares outstanding - diluted	114,950,350	121,866,353	117,111,607	130,509,448

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)	$(2.54)	$(0.40)	$(4.60)	$16.52

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$(2.82)	$(0.41)	$(3.89)	$11.32

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Income (loss) from operations	$(383.2)	$(47.2)	$(699.0)	$2,951.5
Special Items (Note 4):
Add: LCM inventory adjustment	(154.5)	—	—	—
Add: LCM inventory adjustment - SBR	(14.7)	38.7	(18.9)	38.7
Add: LIFO inventory decrement	124.5	—	124.5	—
Add: Change in fair value of contingent consideration, net	—	(78.2)	(3.3)	(45.8)
Add: Loss (gain) on formation of SBR equity method investment	—	40.6	8.7	(925.1)
Add: Gain on land sales	—	—	—	(1.7)
Income (loss) from operations excluding special items	$(427.9)	$(46.1)	$(588.0)	$2,017.6

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2024	2023	2024	2023
Net income (loss)	$(292.6)	$(48.4)	$(540.2)	$2,162.0
Add: Depreciation and amortization expense	163.3	139.3	627.8	571.5
Add: Interest expense, net	22.8	8.6	72.0	63.8
Add: Income tax (benefit) expense	(112.7)	(5.2)	(228.4)	723.8
EBITDA	$(219.2)	$94.3	$(68.8)	$3,521.1
Special Items (Note 4):
Add: LCM inventory adjustment	(154.5)	—	—	—
Add: LCM inventory adjustment - SBR	(14.7)	38.7	(18.9)	38.7
Add: LIFO inventory decrement	124.5	—	124.5	—
Add: Change in fair value of contingent consideration, net	—	(78.2)	(3.3)	(45.8)
Add: Loss (gain) on formation of SBR equity method investment	—	40.6	8.7	(925.1)
Add: Loss on extinguishment of debt	—	—	—	5.7
Add: Gain on land sales	—	—	—	(1.7)
Add: Change in Tax Receivable Agreement liability	—	(2.0)	—	(2.0)
EBITDA excluding special items	$(263.9)	$93.4	$42.2	$2,590.9

	Three Months Ended		Year Ended
	December 31,		December 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2024	2023	2024	2023
EBITDA	$(219.2)	$94.3	$(68.8)	$3,521.1
Add: Stock-based compensation	14.2	23.8	44.3	51.5
Add: Change in fair value of catalyst obligations	—	—	—	(1.1)
Special Items (Note 4):
Add: LCM inventory adjustment	(154.5)	—	—	—
Add: LCM inventory adjustment - SBR	(14.7)	38.7	(18.9)	38.7
Add: LIFO inventory decrement	124.5	—	124.5	—
Add: Change in fair value of contingent consideration, net	—	(78.2)	(3.3)	(45.8)
Add: Loss (gain) on formation of SBR equity method investment	—	40.6	8.7	(925.1)
Add: Loss on extinguishment of debt	—	—	—	5.7
Add: Gain on land sales	—	—	—	(1.7)
Add: Change in Tax Receivable Agreement liability	—	(2.0)	—	(2.0)
Adjusted EBITDA	$(249.7)	$117.2	$86.5	$2,641.3

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	December 31,	December 31,
	2024	2023
Balance Sheet Data:
Cash and cash equivalents	$536.1	$1,783.5
Inventories	2,595.3	3,183.1
Total assets	12,703.2	14,387.8
Total debt	1,457.3	1,245.9
Total equity	5,678.6	6,631.3
Total equity excluding special items (Note 4, 13)	4,686.8	5,557.4

Total debt to capitalization ratio (Note 13)	20%	16%
Total debt to capitalization ratio, excluding special items (Note 13)	24%	18%
Net debt to capitalization ratio* (Note 13)	14%	(9)%
Net debt to capitalization ratio, excluding special items* (Note 13)	16%	(11)%
* Negative ratio exists at December 31, 2023, as cash was in excess of debt.

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)

	Year Ended December 31,
	2024	2023
Cash flows provided by operations	$43.4	$1,338.5
Cash flows used in investing activities	(1,041.5)	(338.6)
Cash flows used in financing activities	(249.3)	(1,420.0)
Net change in cash and cash equivalents	(1,247.4)	(420.1)
Cash and cash equivalents, beginning of period	1,783.5	2,203.6
Cash and cash equivalents, end of period	$536.1	$1,783.5

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended December 31, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,342.1	$97.6	$—	$(88.4)	$7,351.3
Cost of products and other	6,923.6	4.5	—	(84.0)	6,844.1
Operating expenses	629.8	30.4	—	(4.4)	655.8
Depreciation and amortization expense	150.8	9.1	3.4	—	163.3
Other segment expenses, net (1) (2)	—	1.9	69.4	—	71.3
Income (loss) from operations (2)	(362.0)	51.7	(72.9)	—	(383.2)
Interest (income) expense, net	(4.1)	(0.4)	27.3	—	22.8
Capital expenditures (3)	230.5	3.9	3.0	—	237.4

	Three Months Ended December 31, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,129.3	$96.8	$—	$(87.4)	$9,138.7
Cost of products and other	8,330.7	—	—	(83.0)	8,247.7
Operating expenses	645.1	30.5	—	(4.4)	671.2
Depreciation and amortization expense	126.8	9.0	3.5	—	139.3
Other segment expenses, net (1) (2)	—	2.5	125.2	—	127.7
Income (loss) from operations (2)	26.6	54.9	(128.7)	—	(47.2)
Interest (income) expense, net	(3.9)	(0.6)	13.1	—	8.6
Capital expenditures (3)	227.9	3.4	2.0	—	233.3

	Year Ended December 31, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$33,077.9	$386.8	$—	$(349.4)	$33,115.3
Cost of products and other	30,590.4	8.3	—	(332.0)	30,266.7
Operating expenses	2,487.8	135.8	—	(17.4)	2,606.2
Depreciation and amortization expense	578.4	36.2	13.2	—	627.8
Other segment expenses, net (1) (2)	0.9	7.3	305.4	—	313.6
Income (loss) from operations (2)	(579.5)	199.1	(318.6)	—	(699.0)
Interest (income) expense, net	(14.1)	(1.9)	88.0	—	72.0
Capital expenditures (3)	994.8	6.5	7.0	—	1,008.3

	Year Ended December 31, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$38,288.5	$384.1	$—	$(347.8)	$38,324.8
Cost of products and other	33,000.8	—	—	(329.5)	32,671.3
Operating expenses	2,581.3	131.9	—	(18.3)	2,694.9
Depreciation and amortization expense	523.9	36.1	11.5	—	571.5
Other segment (income) expenses, net (1) (2)	(1.1)	10.0	(573.3)	—	(564.4)
Income from operations (2)	2,183.6	206.1	561.8	—	2,951.5
Interest (income) expense, net	(4.8)	2.3	66.3	—	63.8
Capital expenditures (3)	1,152.9	11.9	8.8	—	1,173.6

	Balance at December 31, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (4)	$10,945.5	$781.9	$1,015.4	$(39.6)	$12,703.2

	Balance at December 31, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (4)	$12,590.6	$816.8	$1,024.1	$(43.7)	$14,387.8

(1) Other segment (income) expenses, net include General and administrative expenses (excluding depreciation and amortization expense), Change in fair value of contingent consideration, net, Equity loss in investee, Loss (gain) on formation of SBR equity method investment, and Loss (gain) on sale of assets.
(2) Income (loss) from operations within Corporate for the year ended December 31, 2024, includes a $8.7 million reduction of the gain associated with the formation of the SBR equity method investment. Income from operations within Corporate for the three months and year ended December 31, 2023 includes a loss of $40.6 million and a gain of $925.1 million, respectively, associated with the formation of the SBR equity method investment.

(3) For the year ended December 31, 2024, the Company’s refining segment includes $5.6 million of capital expenditures related to the construction of the biorefinery co-located with the Chalmette refinery in Louisiana (the “Renewable Diesel Facility”). For the three months ended and year ended December 31, 2023, the Company’s refining segment includes $12.4 million and $312.7 million, respectively, of capital expenditures related to the construction of the Renewable Diesel Facility.

(4) As of December 31, 2024 and December 31, 2023, Corporate assets include the Company’s Equity method investment in SBR of $866.8 million and $881.0 million, respectively.

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
Market Indicators (dollars per barrel) (Note 9)	2024	2023	2024	2023
Dated Brent crude oil	$74.80	$84.24	$80.72	$82.64
West Texas Intermediate (WTI) crude oil	$70.42	$78.60	$75.87	$77.67
Light Louisiana Sweet (LLS) crude oil	$72.60	$81.13	$78.33	$80.14
Alaska North Slope (ANS) crude oil	$74.28	$84.23	$80.24	$82.36
Crack Spreads:
Dated Brent (NYH) 2-1-1	$14.32	$22.98	$18.24	$29.67
WTI (Chicago) 4-3-1	$11.01	$11.83	$16.27	$23.71
LLS (Gulf Coast) 2-1-1	$14.07	$19.82	$18.21	$29.13
ANS (West Coast-LA) 4-3-1	$17.90	$25.13	$23.36	$36.88
ANS (West Coast-SF) 3-2-1	$17.81	$25.96	$24.62	$36.89
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.38	$5.64	$4.84	$4.97
Dated Brent less Maya (heavy, sour)	$12.66	$12.11	$12.31	$13.71
Dated Brent less WTS (sour)	$4.72	$5.79	$4.85	$4.99
Dated Brent less ASCI (sour)	$4.93	$6.11	$5.23	$5.73
WTI less WCS (heavy, sour)	$12.92	$23.54	$14.82	$18.32
WTI less Bakken (light, sweet)	$1.17	$1.48	$1.39	$(1.28)
WTI less Syncrude (light, sweet)	$1.08	$4.87	$0.75	$(0.91)
WTI less LLS (light, sweet)	$(2.18)	$(2.53)	$(2.45)	$(2.48)
WTI less ANS (light, sweet)	$(3.86)	$(5.63)	$(4.36)	$(4.70)
Effective RIN basket price	$4.05	$4.78	$3.75	$7.02
Natural gas (dollars per MMBTU)	$2.98	$2.92	$2.41	$2.66

Key Operating Information
Production (barrels per day ("bpd") in thousands)	871.1	884.9	913.1	918.3
Crude oil and feedstocks throughput (bpd in thousands)	862.0	878.2	904.0	909.4
Total crude oil and feedstocks throughput (millions of barrels)	79.3	80.8	330.9	329.0
Consolidated gross margin per barrel of throughput	$(3.89)	$1.04	$(1.13)	$7.29
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$4.89	$9.88	$7.89	$16.07
Refinery operating expense, per barrel of throughput (Note 11)	$7.94	$7.98	$7.52	$7.85
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	33%	25%	31%	27%
Medium	35%	39%	38%	35%
Light	19%	18%	17%	20%
Other feedstocks and blends	13%	18%	14%	18%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	46%	46%	47%	47%
Distillate and distillate blendstocks	36%	34%	34%	34%
Lubes	1%	1%	1%	1%
Chemicals	1%	1%	1%	1%
Other	17%	19%	18%	18%
Total yield	101%	101%	101%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	280.2	325.7	301.7	324.0
Crude oil and feedstocks throughput (bpd in thousands)	281.4	329.2	305.2	327.6
Total crude oil and feedstocks throughput (millions of barrels)	25.9	30.3	111.7	116.7
Gross margin per barrel of throughput	$2.28	$4.63	$(3.18)	$6.73
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$4.42	$11.29	$4.74	$13.82
Refinery operating expense, per barrel of throughput (Note 11)	$6.31	$5.35	$5.66	$5.69
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	28%	22%	25%	16%
Medium	40%	42%	42%	42%
Light	14%	12%	14%	17%
Other feedstocks and blends	18%	24%	19%	25%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	38%	40%	35%	39%
Distillates and distillate blendstocks	38%	35%	36%	35%
Lubes	2%	2%	2%	2%
Chemicals	2%	1%	1%	1%
Other	20%	21%	25%	22%
Total yield	100%	99%	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	153.7	143.0	143.3	138.6
Crude oil and feedstocks throughput (bpd in thousands)	150.6	140.4	140.7	136.4
Total crude oil and feedstocks throughput (millions of barrels)	13.8	13.0	51.5	49.8
Gross margin per barrel of throughput	$5.82	$(1.08)	$2.28	$3.82
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$5.85	$6.94	$10.33	$12.47
Refinery operating expense, per barrel of throughput (Note 11)	$6.16	$6.48	$6.10	$7.01
Crude and feedstocks (% of total throughput) (Note 12):
Medium	38%	42%	38%	39%
Light	58%	54%	59%	59%
Other feedstocks and blends	4%	4%	3%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%	52%	54%	50%
Distillate and distillate blendstocks	41%	40%	37%	37%
Chemicals	4%	4%	4%	4%
Other	5%	6%	7%	11%
Total yield	102%	102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	146.8	175.8	162.8	175.9
Crude oil and feedstocks throughput (bpd in thousands)	148.4	174.0	162.2	174.2
Total crude oil and feedstocks throughput (millions of barrels)	13.7	15.9	59.4	63.5
Gross margin per barrel of throughput	$(7.44)	$4.72	$0.34	$8.95
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$2.87	$10.89	$7.83	$15.36
Refinery operating expense, per barrel of throughput (Note 11)	$6.54	$5.31	$6.00	$5.52
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	14%	9%	14%	15%
Medium	47%	46%	50%	39%
Light	25%	21%	19%	26%
Other feedstocks and blends	14%	24%	17%	20%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	34%	50%	42%	47%
Distillate and distillate blendstocks	35%	32%	35%	34%
Chemicals	2%	1%	1%	1%
Other	28%	18%	22%	19%
Total yield	99%	101%	100%	101%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	290.4	240.4	305.3	279.8
Crude oil and feedstocks throughput (bpd in thousands)	281.6	234.6	295.9	271.2
Total crude oil and feedstocks throughput (millions of barrels)	25.9	21.6	108.3	99.0
Gross margin per barrel of throughput	$(15.44)	$(8.12)	$(3.33)	$6.45
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$5.94	$8.93	$10.02	$20.99
Refinery operating expense, per barrel of throughput (Note 11)	$11.26	$14.56	$10.95	$12.30
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	66%	55%	61%	60%
Medium	21%	29%	26%	22%
Light	—%	1%	—%	1%
Other feedstocks and blends	13%	15%	13%	17%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	59%	47%	59%	56%
Distillate and distillate blendstocks	30%	31%	29%	30%
Other	14%	24%	15%	17%
Total yield	103%	102%	103%	103%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	December 31, 2024		December 31, 2023
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$7,351.3	$92.70	$9,138.7	$113.14
Less: Cost of sales	7,659.8	96.59	9,054.7	112.10
Consolidated gross margin	$(308.5)	$(3.89)	$84.0	$1.04
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$(308.5)	$(3.89)	$84.0	$1.04
Add: Logistics operating expense	30.5	0.38	30.5	0.38
Add: Logistics depreciation expense	9.1	0.11	9.0	0.11
Less: Logistics gross margin	(93.1)	(1.17)	(96.8)	(1.20)
Add: Refining operating expense	629.8	7.94	645.1	7.98
Add: Refining depreciation expense	150.8	1.90	126.8	1.57
Gross refining margin	$418.6	$5.27	$798.6	$9.88
Special Items (Note 4):
Add: LCM inventory adjustment	(154.5)	(1.95)	—	—
Add: LIFO inventory decrement	124.5	1.57	—	—
Gross refining margin excluding special items	$388.6	$4.89	$798.6	$9.88

	Year Ended		Year Ended
	December 31, 2024		December 31, 2023
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$33,115.3	$100.08	$38,324.8	$116.48
Less: Cost of sales	33,487.5	101.21	35,926.2	109.19
Consolidated gross margin	$(372.2)	$(1.13)	$2,398.6	$7.29
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$(372.2)	$(1.13)	$2,398.6	$7.29
Add: Logistics operating expense	135.9	0.41	131.9	0.40
Add: Logistics depreciation expense	36.2	0.11	36.1	0.11
Less: Logistics gross margin	(378.5)	(1.15)	(384.1)	(1.17)
Add: Refining operating expense	2,487.8	7.52	2,581.3	7.85
Add: Refining depreciation expense	578.4	1.75	523.9	1.59
Gross refining margin	$2,487.6	$7.51	$5,287.7	$16.07
Special Items (Note 4):
Add: LIFO inventory decrement	124.5	0.38	—	—
Gross refining margin excluding special items	$2,612.1	$7.89	$5,287.7	$16.07

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s annualized statutory corporate tax rate of approximately 26.0% for both the 2024 and 2023 periods, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the periods presented relate to LCM inventory adjustments, a LIFO inventory decrement, our share of the SBR LCM inventory adjustment, net changes in fair value of contingent consideration, loss (gain) on the formation of the SBR equity method investment, loss on extinguishment of debt and costs associated with the early termination of the Inventory Intermediation Agreement, gain on land sale, and changes in the Tax Receivable Agreement liability, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:
LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market price is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed, and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. The net impact of these LCM inventory adjustments is included in the Refining segment’s income from operations, but are excluded from the operating results presented, as applicable, in order to make such information comparable between periods.
PBF Energy LCM inventory adjustment - During the three months ended December 31, 2024, we recorded an adjustment to the LCM which increased income from operations and net income by $154.5 million and $114.3 million, respectively, reflecting a decrease in the LCM inventory reserve of $154.5 million. There were no such adjustments in any other periods presented.
SBR LCM inventory adjustment - During the years ended December 31, 2024 and December 31, 2023, SBR recorded adjustments to the LCM which increased and decreased its income from operations by $37.7 million and $77.4 million, respectively. Our Equity loss in investee includes our 50% share of these adjustments. During the three months and year ended December 31, 2024 these LCM adjustments increased our income from operations by $14.7 million and $18.9 million, respectively ($10.9 million and $14.0 million, respectively, net of tax). During both the three months and year ended December 31, 2023, this LCM write-down decreased PBF Energy's income from operations and net income by $38.7 million and $28.6 million, respectively.

LIFO inventory decrement - The Company recorded a pre-tax charge to cost of products and other related to a LIFO inventory layer decrement. The majority of the decrement related to our East Coast and Gulf Coast LIFO inventory layers. These charges decreased income from operations and net income by $124.5 million and $92.1 million, respectively, for both the three months ended and year ended December 31, 2024. Decrements recorded in the years ended December 31, 2023 and December 31, 2022 were de minimis.

Change in fair value of contingent consideration, net - During the year ended December 31, 2024, we recorded a net change in fair value of contingent consideration related to the earn-out liability associated with the acquisition of the Martinez refinery (the "Martinez Contingent Consideration"), which increased income from operations and net income by $3.3 million and $2.4 million, respectively. During the three months and year ended December 31, 2023, we recorded net changes in fair value of the Martinez Contingent Consideration, which increased income from operations by $78.2 million and $45.8 million, respectively ($57.9 million and $33.9 million, net of tax).

Loss (gain) on formation of SBR equity method investment - During the year ended December 31, 2024, we recorded a reduction of our gain associated with the formation of the SBR equity method investment, which decreased income from operations and net income by $8.7 million and $6.4 million, respectively. During the three months ended December 31, 2023, we recorded a decrease to the gain associated with the formation of the SBR equity method investment, which decreased income from operations and net income by $40.6 million and $30.0 million, respectively. During the year ended December 31, 2023, we recorded a net gain resulting from the difference between the carrying value and the fair value of the assets associated with the business contributed to SBR, which increased income from operations and net income by $925.1 million and $684.6 million, respectively.

Loss on extinguishment of debt and termination of Inventory Intermediation Agreement - During the year ended December 31, 2023, we recorded a pre-tax loss on extinguishment of debt related to the redemption of our 7.25% senior unsecured notes due 2025 (the "2025 Senior Notes") and the amendment and restatement of the Revolving Credit Facility, which decreased income before income taxes and net income by $5.7 million and $4.2 million, respectively.

During the year ended December 31, 2023, in conjunction with the early termination of the Inventory Intermediation Agreement, we incurred certain one-time exit costs, which decreased income before income taxes and net income by $13.5 million and $10.0 million, respectively. These costs are included within Interest expense, net, in our Consolidated Statement of Operations.

Gain on land sales - During the year ended December 31, 2023, we recorded a gain on the sale of a separate parcel of real property acquired as part of the Torrance refinery, but not part of the refinery itself, which increased income from operations and net income by $1.7 million and $1.3 million, respectively. There were no such gains in all other periods presented.

Change in Tax Receivable Agreement liability - During the year ended December 31, 2024, there was no change in the Tax Receivable Agreement liability. During the three months and year ended December 31, 2023, we recorded a change in the Tax Receivable Agreement liability that increased income before income taxes and net income by $2.0 million and $1.5 million, respectively. The changes in the Tax Receivable Agreement liability reflect charges or benefits attributable to changes in PBF Energy’s obligation under the Tax Receivable Agreement, inclusive of factors out of our control such as changes in tax rates, as well as periodic adjustments to our liability based, in part, on an updated estimate of the amounts that we expect to pay, using assumptions consistent with those used in our concurrent estimate of the deferred tax asset valuation allowance.

Recomputed income tax on special items - The income tax impact on special items was calculated using the tax rates shown in footnote 3 above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months and years ended December 31, 2024 and 2023, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 5,880,949 and 4,413,417 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2024, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 5,526,057 and 18,431 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2023, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) Earnings before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, LCM inventory adjustment, our share of the SBR LCM inventory adjustment, net change in the fair value of contingent consideration, changes in the gain on the formation of the SBR equity method investment, loss on extinguishment of debt, gain on land sale, changes in the Tax Receivable Agreement liability due to factors out of our control such as changes in tax rates, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of December 31, 2024, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts, a division of The McGraw-Hill Companies. Effective RIN basket price is recalculated based on information as reported by Argus.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	December 31,	December 31,
	2024	2023
	(in millions)
Total debt	$1,457.3	$1,245.9
Total equity	5,678.6	6,631.3
Total capitalization	$7,135.9	$7,877.2

Total debt	$1,457.3	$1,245.9
Total equity excluding special items	4,686.8	5,557.4
Total capitalization excluding special items	$6,144.1	$6,803.3

Total equity	$5,678.6	$6,631.3
Special Items (Note 4)
Add: LCM inventory adjustment - SBR	19.8	38.7
Add: LIFO inventory decrement	207.5	83.0
Add: Net changes in fair value of contingent consideration	(62.1)	(58.8)
Add: Gain on formation of SBR equity method investment	(916.4)	(925.1)
Add: Cumulative historical equity adjustments (a)	(576.9)	(576.9)
Less: Recomputed income tax on special items	336.3	365.2
Net impact of special items to equity	(991.8)	(1,073.9)
Total equity excluding special items	$4,686.8	$5,557.4

Total debt	$1,457.3	$1,245.9
Less: Cash and cash equivalents	536.1	1,783.5
Net debt	$921.2	$(537.6)

Total debt to capitalization ratio	20%	16%
Total debt to capitalization ratio, excluding special items	24%	18%
Net debt to capitalization ratio*	14%	(9)%
Net debt to capitalization ratio, excluding special items*	16%	(11)%
* Negative ratio exists at December 31, 2023, as cash was in excess of debt.

(a) Refer to the Company's 2023 Annual Report on Form 10-K ("Notes to Non-GAAP Financial Measures" within Management's Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2024.